                                                                    EXHIBIT 23.2

[PLANTE MORAN LOGO]                                         PLANTE & MORAN, PLLC
                                                                       Suite 600
                                                                 65 E. State St.
                                                              Columbus, OH 43215
                                                               Tel: 614.849.3000
                                                               Fax: 614.221.3535
                                                                 plantemoran.com

                          Independent Auditor's Consent

To the Audit Committee
Kahiki Foods, Inc.

We consent to incorporation by reference in the registration statement (No. 333-113925) of our report dated May 26, 2005 appearing on the Form SB-2 of Kahiki Foods, Inc. dated June 29, 2005.

/s/ PLANTE & MORAN, PLLC
Columbus, Ohio
June 29, 2005

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                                                                      [MRI LOGO]

                         A worldwide association of independent accounting firms